Product Supplement No. 4 (To Prospectus dated April 20, 2009 and Series L Prospectus Supplement dated April 21, 2009) May 1, 2009	Filed Pursuant to Rule 424(b)(5) Registration No. 333-158663

Reverse Exchangeable Senior Notes

We may offer and sell reverse exchangeable senior notes from time to time. This product supplement describes the terms that will apply generally to these notes. A separate pricing supplement will describe the terms that apply specifically to your note, including any changes to the terms described in this product supplement.

•	The notes are our unsecured senior notes.

•

Your return at maturity depends on the performance of the common stock or similar common equity security (the “Index Stock”) of the company (the “Index Stock Issuer”) that will be specified in the applicable pricing supplement.

•	The applicable pricing supplement will specify, among other things:

•	the maturity date of the notes;

•	the rate of interest payable on the notes and the related interest payment dates;

•	the amount of cash or the number of shares of the Index Stock into which the notes may be exchangeable (the “Exchange Ratio”), as described below;

•	the Final Valuation Date or the Final Valuation Period (each as defined below), as applicable, in which the return on the notes will be determined;

•	the minimum denominations, or “units,” of the notes; and

•	the settlement date for each issuance of the notes.

•

Unless otherwise specified in the applicable pricing supplement, each unit of the notes will have both an original issue price and a principal amount equal to the Initial Price Level (as defined below). The Initial Price Level will be set on the pricing date for the notes and will be stated in the applicable pricing supplement.

•

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will pay to you an amount equal to the Initial Price Level. However, under some circumstances, as described below, we will deliver to you, for each unit of the notes, a number of shares of the Index Stock equal to the Exchange Ratio, or, at our option, the cash value of those shares. In this case, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

•	The amount that we will pay to you at maturity will be determined as follows:

•	If the Final Price Level (as defined below) is greater than or equal to the Initial Price Level), then we will pay to you, for each unit of the notes, a cash amount equal to the Initial Price Level.

•

If a Protection Threshold Level (as defined below) is applicable to your notes, the Final Price Level is less than the Initial Price Level, and the Market Price Level (as defined below) was never less than the Protection Threshold Level at any time during the Exposure Period (as defined below), then we will pay to you a cash amount equal to the Initial Price Level.

•

If the Final Price Level is less than the Initial Price Level and (a) a Protection Threshold Level is not applicable to your note; or (b) a Protection Threshold Level is applicable to your notes, but the Market Price Level was less than the Protection Threshold Level at any time during the Exposure Period, then in either case we will deliver to you, for each unit of the notes, a number of shares of the Index Stock equal to the Exchange Ratio on the Final Valuation Date. At our option, instead of delivering shares, we may pay to you, for each unit of the notes, a cash amount equal to the Final Price Level. This number of shares or amount of cash will be worth less than the principal amount of your notes.

•	The notes are not principal protected. In addition, under no circumstances will you receive more than the face amount of each unit in payment of principal on the notes at maturity.

•

The applicable pricing supplement will indicate whether a Protection Threshold Level is applicable to your notes. The Protection Threshold Level, if applicable, will represent a percentage decrease from the Initial Price Level.

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Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. The value of the notes at maturity is uncertain. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-16 of this product supplement. You may lose some or all of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this product supplement, the accompanying prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

No Index Stock Issuer participated or will participate in the preparation of this product supplement or any pricing supplement. No Index Stock Issuer will receive any of the proceeds from any offering of the notes, nor will any Index Stock Issuer have any obligation under the notes to make any payments to you.

Merrill Lynch, Pierce, Fenner & Smith Incorporated		Banc of America Securities LLC
Selling Agents

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•

The Exchange Ratio will be set forth in the applicable pricing supplement. Unless otherwise specified, the Exchange Ratio will initially equal the product of (a) a fraction, the numerator of which is 1, and the denominator of which is 1 plus the Exchange Premium (as defined below), and (b) a fraction, the numerator of which is the Initial Price Level and the denominator of which is the Initial Index Stock Price. The Exchange Ratio may be adjusted for certain corporate events relating to the Index Stock Issuer.

•	The “Exchange Premium” will be specified in the applicable pricing supplement.

•	The “Initial Index Stock Price” will equal the reference price of the Index Stock that we will establish on the pricing date and that we will specify in the applicable pricing supplement.

•

The “Final Price Level” will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day (as defined below) during the Final Valuation Period, the product of (a) the closing price of the Index Stock and (b) the then-current Exchange Ratio.

•	The “Market Price Level” will equal the product of the market price of the Index Stock and the then-current Exchange Ratio at any time on any trading day.

•

The “Exposure Period” is the period beginning on the issue date to, and including, the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Exposure Period is the period beginning on the issue date to, and including, the first day in the Final Valuation Period, unless specified otherwise in the applicable pricing supplement.

•

The maturity of the notes may be accelerated under the limited circumstances described in this product supplement and the applicable pricing supplement, including if the market price of the Index Stock substantially declines.

•	You cannot elect to exchange your notes for Index Stock prior to maturity.

•	The notes will not be listed on any securities exchange.

•

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and Banc of America Securities LLC (“BAS”) may act as our selling agents to offer the notes. Unless otherwise specified in the applicable pricing supplement, MLPF&S and BAS will not receive any commission in connection with the sale of the notes.

SUMMARY

This product supplement relates only to our notes and does not relate to the securities of any Index Stock Issuer. This summary includes questions and answers that highlight selected information from the accompanying prospectus, the accompanying prospectus supplement, and this product supplement to help you understand these notes. You should read carefully the entire prospectus, the accompanying prospectus supplement, this product supplement, and the applicable pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or the accompanying prospectus supplement, this product supplement will supersede those documents. If information in this product supplement is inconsistent with the applicable pricing supplement, the applicable pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement and the prospectus.

The transactions described in this product supplement are complex. You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the applicable pricing supplement, the accompanying prospectus supplement, and the prospectus. You should rely only on the information contained in this product supplement, the applicable pricing supplement, the accompanying prospectus supplement, and the prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling agent will make an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the applicable pricing supplement, the accompanying prospectus supplement, and prospectus is accurate only as of the date on their respective front covers.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation and are not secured by collateral. The notes rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will mature on the maturity date specified in the applicable pricing supplement, if not accelerated as described below. The notes are not principal protected.

How much interest will you receive on the notes?

The applicable pricing supplement will state the interest rate, the interest payment dates, and the method of determining the amount of interest payable on your notes.

How will the interest rates on the notes compare to the interest rate on a conventional debt security?

We expect that the interest rates payable on the notes will be higher than the interest rate payable on a conventional debt security with the same maturity issued by us or by an issuer with a comparable credit rating. This is because you are deemed to be indirectly selling a put option to us on the Index Stock. Your return attributable to the put option is combined with a market interest rate on our senior debt to produce an interest rate that may be higher than conventional debt securities.

How is the payment at maturity determined?

Unlike ordinary debt securities, these notes are not principal protected, and you may receive cash or shares worth less than the principal amount of your notes at maturity.

The amount of cash or the number of shares that you will receive on the maturity date will depend on the closing price of the Index Stock and the Exchange Ratio on the Final Valuation Date or on each trading day in the Final Valuation Period, as described in the applicable pricing supplement. We refer to the product of that closing price on the Final Valuation Date and the Exchange Ratio as the “Final Price Level.” The applicable pricing supplement will state whether a single Final Valuation Date or a Final Valuation Period consisting of more than a single trading day will be used to determine the return on your notes. If a Final Valuation Period is applicable to your notes, the last trading day of that period will be the “Final Valuation Date” for certain calculations that may be made, as described below.

If the maturity of the notes has not been accelerated, and no corporate events have occurred as described in the section “Description of the Notes—Dilution and Reorganization Adjustments,” the amount that we will pay to you at maturity will be determined as follows:

•	If the Final Price Level is greater than or equal to the Initial Price Level, then we will pay to you, for each unit of the notes, a cash amount equal to the Initial Price Level.

•

If a Protection Threshold Level (as defined below) is applicable to your notes, the Final Price Level is less than the Initial Price Level, and the Market Price Level was never less than the Protection Threshold Level at any time during the Exposure Period, then we will pay to you, for each unit of the notes, a cash amount equal to the Initial Price Level.

•

If the Final Price Level is less than the Initial Price Level and (a) a Protection Threshold Level is not applicable to your notes or (b) a Protection Threshold Level is applicable to your notes, but the Market Price Level was less than the applicable Protection Threshold Level at any time during the Exposure Period, then in either case we will deliver to you, for each unit of the notes, a number of shares of the Index Stock equal to the Exchange Ratio on the Final Valuation Date. At our option, instead of delivering shares, for each unit of the notes, we may pay to you a cash amount equal to the Final Price Level. In this case, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

You will not participate in any appreciation of the Index Stock between the pricing date and the Final Valuation Date of your notes.

The Initial Price Level and the Protection Threshold Level (if applicable) of your note will be stated in the applicable pricing supplement. The Initial Price Level is expected to be equal to the Initial Index Stock Price for notes in which one unit of the notes corresponds to the Initial Index Stock Price. Otherwise, the Initial Price Level is expected to be equal to the product of (a) the sum of one and the Exchange Premium, (b) the Exchange Ratio, and (c) the Initial Index Stock Price. The Protection Threshold Level, if applicable, will represent a percentage decrease from the Initial Price Level that we will specify in the applicable pricing supplement.

The Exchange Ratio will be set forth in the applicable pricing supplement and may be adjusted for certain corporate events. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

The Final Price Level will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final Valuation Period, the product of (a) the closing price of the Index Stock and (b) the then-current Exchange Ratio.

The Market Price Level will equal the product of the market price of the Index Stock, as determined by the calculation agent, and the then-current Exchange Ratio at any time on any trading day.

The Exposure Period is the period beginning on the issue date to, and including, the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Exposure Period is the period beginning on the issue date to, and including, the first day in the Final Valuation Period, unless specified otherwise in the applicable pricing supplement.

At maturity, can you receive cash or shares having a value that is less than the principal amount of your notes?

Yes. If at maturity, or upon an earlier acceleration of the notes, the Final Price Level is below the Initial Price Level and (a) a Protection Threshold Level is not applicable to your notes or (b) a Protection Threshold Level is applicable to your notes, but the Market Price Level was less than the Protection Threshold Level at any time during the Exposure Period, then in either case, the value of the cash or Index Stock that you receive will be less than the principal amount of your notes. In addition, if the Exchange Premium for your notes is greater than zero, then the value of the Index Stock must increase from the Initial Index Stock Price by an amount equal to or greater than the Exchange Premium in order for you to receive your original principal at maturity. In addition, because the payment amount on your note will be determined on the Final Valuation Date, if we deliver shares rather than cash, you may be subject to adverse price movements in the share price of the Index Stock between the Final Valuation Date (or the Final Valuation Period, if applicable) and the maturity date.

Do you have the right to exchange your notes for cash or Index Stock prior to maturity?

No. You cannot elect to exchange your notes for cash or Index Stock prior to maturity.

Is the return on the notes limited in any way?

Yes. The value of the cash or Index Stock you will receive for each unit of the notes, calculated as of the Final Valuation Date, is limited to the Initial Price Level. See “Description of the Notes—Hypothetical Returns.”

Hypothetical Returns

The applicable pricing supplement may include a table or chart showing a hypothetical amount of cash or the number of shares of Index Stock that could be delivered, based on a range of hypothetical closing prices for the Index Stock.

Any table or chart showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing prices of the Index Stock could have on your return on the notes, as calculated in the manner described in the applicable pricing supplement and assuming that there are no dilution or reorganization adjustments to be made as set forth below, and that all other variables remain constant. The hypothetical returns will be based on closing prices for the Index Stock that may not be achieved and on assumptions that may prove to be erroneous.

Solely to help illustrate the terms of the notes, the following four tables set forth, for a hypothetical Index Stock Issuer, a hypothetical Initial Index Stock Price and a hypothetical Initial Price Level of $50.00, and a hypothetical Protection Threshold Level of $40 (a price level that is 20.00% less than the hypothetical Initial Price Level):

•	the hypothetical percentage change from the Initial Index Stock Price to the hypothetical closing price;

•	a range of hypothetical closing prices of the Index Stock on the Final Valuation Date;

•	the hypothetical Final Price Level on the Final Valuation Date;

•	the hypothetical amount of cash or number of shares of Index Stock to be received at maturity for each $50.00 principal amount of the notes; and

•	the hypothetical value of those shares, if applicable, on the Final Valuation Date.

The first two tables are based upon a hypothetical Exchange Premium equal to zero. In these examples, the hypothetical initial Exchange Ratio would be equal to one. In contrast, the second two tables are based upon a hypothetical Exchange Premium equal to 20.00%. In these examples, the hypothetical initial Exchange Ratio would be .83333, and the Final Price Level must be greater than the Initial Price Level for you to receive an amount on the maturity date that is equal to the principal amount of your notes.

In order to demonstrate the effect of the Protection Threshold Level that may be applicable to your notes, the first and third tables assume that the Market Price Level always equaled or exceeded the Protection Threshold Level of $40.00 during the Exposure Period. The second and fourth tables assume that the Market Price Level was less than the Protection Threshold Level on one or more trading days during the Exposure Period.

The amounts in these tables are for purposes of illustration only. The tables assume that there are no anti-dilution or similar adjustments, no adjustments to the Exchange Ratio, and no Market Disruption Events. The tables assume that the notes have a single Final Valuation Date, and that a Final Valuation Period is not applicable to the notes.

Tables One and Two: Exchange Premium Equals Zero

Table One: Market Price Level always equaled or exceeded the Protection Threshold Level of $40.00

Hypothetical Closing Price on Final Valuation Date	Percentage Change from the Initial Index Stock Price to the Hypothetical Closing Price on Final Valuation Date(1)	Hypothetical Final Price Level on the Final Valuation Date	Amount of Cash to Be Paid on Maturity Date
$40.00	-20%	$40.00	$50.00
$42.50	-15%	$42.50	$50.00
$45.00	-10%	$45.00	$50.00
$47.50	-5%	$47.50	$50.00
$50.00	0%	$50.00	$50.00
$52.50	5%	$52.50	$50.00
$55.00	10%	$55.00	$50.00
$57.50	15%	$57.50	$50.00
$60.00	20%	$60.00	$50.00
$62.50	25%	$62.50	$50.00
$65.00	30%	$65.00	$50.00
$70.00	40%	$70.00	$50.00
$75.00	50%	$75.00	$50.00
$80.00	60%	$80.00	$50.00
$85.00	70%	$85.00	$50.00
$90.00	80%	$90.00	$50.00
$95.00	90%	$95.00	$50.00
$100.00	100%	$100.00	$50.00

(1)	$50.00 is the hypothetical Initial Index Stock Price.

Table Two: Market Price Level was less than the Protection Threshold Level of $40.00 on one or more trading days during the Exposure Period(1)

Hypothetical Closing Price on Final Valuation Date	Percentage Change from the Initial Index Stock Price to the Hypothetical Closing Price on Final Valuation Date(2)	Hypothetical Final Price Level on the Final Valuation Date	Number of Shares at Maturity per $50.00 of Notes	Cash Amount or Dollar Value of Shares on Final Valuation Date
$0.00	-100%	$0.00	1.0000	$0.00
$5.00	-90%	$5.00	1.0000	$5.00
$10.00	-80%	$10.00	1.0000	$10.00
$15.00	-70%	$15.00	1.0000	$15.00
$20.00	-60%	$20.00	1.0000	$20.00
$25.00	-50%	$25.00	1.0000	$25.00
$30.00	-40%	$30.00	1.0000	$30.00
$35.00	-30%	$35.00	1.0000	$35.00
$37.50	-25%	$37.50	1.0000	$37.50
$40.00	-20%	$40.00	1.0000	$40.00
$42.50	-15%	$42.50	1.0000	$42.50
$45.00	-10%	$45.00	1.0000	$45.00
$47.50	-5%	$47.50	1.0000	$47.50
$50.00	0%	$50.00	Cash	$50.00
$52.50	5%	$52.50	Cash	$50.00
$55.00	10%	$55.00	Cash	$50.00
$57.50	15%	$57.50	Cash	$50.00
$60.00	20%	$60.00	Cash	$50.00
$62.50	25%	$62.50	Cash	$50.00
$65.00	30%	$65.00	Cash	$50.00
$70.00	40%	$70.00	Cash	$50.00
$75.00	50%	$75.00	Cash	$50.00
$80.00	60%	$80.00	Cash	$50.00
$85.00	70%	$85.00	Cash	$50.00
$90.00	80%	$90.00	Cash	$50.00
$95.00	90%	$95.00	Cash	$50.00
$100.00	100%	$100.00	Cash	$50.00

(1)	The results set forth in this table would also apply if your notes do not have a Protection Threshold Level.

(2)	$50.00 is the hypothetical Initial Index Stock Price.

Tables Three and Four: Exchange Premium Equals 20.00% (Greater Than Zero)

Table Three: Market Price Level always equaled or exceeded the Protection Threshold Level of $40.00

Hypothetical Closing Price on Final Valuation Date	Percentage Change from the Initial Index Stock Price to the Hypothetical Closing Price on Final Valuation Date(1)	Hypothetical Final Price Level on the Final Valuation Date	Amount of Cash to Be Paid on Maturity Date
$48.00	-4%	$40.00	$50.00
$50.00	0%	$41.67	$50.00
$52.00	4%	$43.33	$50.00
$54.00	8%	$45.00	$50.00
$56.00	12%	$46.67	$50.00
$58.00	16%	$48.33	$50.00
$60.00	20%	$50.00	$50.00
$62.00	24%	$51.67	$50.00
$64.00	28%	$53.33	$50.00
$66.00	32%	$55.00	$50.00
$68.00	36%	$56.67	$50.00
$70.00	40%	$58.33	$50.00
$72.00	44%	$60.00	$50.00
$74.00	48%	$61.67	$50.00

(1)	$50.00 is the hypothetical Initial Index Stock Price.

Table Four: Market Price Level was less than the Protection Threshold Level of $40.00 on one or more trading days during the Exposure Period(1)

Hypothetical Closing Price on Final Valuation Date	Percentage Change from the Initial Index Stock Price to the Hypothetical Closing Price on Final Valuation Date(2)	Hypothetical Final Price Level on the Final Valuation Date	Number of Shares at Maturity per $50.00 of Notes	Cash Amount or Dollar Value of Shares on Final Valuation Date
$0.00	-100%	$0.00	.83333	$0.00
$2.00	-96%	$1.67	.83333	$1.67
$4.00	-92%	$3.33	.83333	$3.33
$6.00	-88%	$5.00	.83333	$5.00
$8.00	-84%	$6.67	.83333	$6.67
$10.00	-80%	$8.33	.83333	$8.33
$12.00	-76%	$10.00	.83333	$10.00
$14.00	-72%	$11.67	.83333	$11.67
$16.00	-68%	$13.33	.83333	$13.33
$18.00	-64%	$15.00	.83333	$15.00
$20.00	-60%	$16.67	.83333	$16.67
$22.00	-56%	$18.33	.83333	$18.33
$24.00	-52%	$20.00	.83333	$20.00
$26.00	-48%	$21.67	.83333	$21.67
$28.00	-44%	$23.33	.83333	$23.33
$30.00	-40%	$25.00	.83333	$25.00
$32.00	-36%	$26.67	.83333	$26.67
$34.00	-32%	$28.33	.83333	$28.33
$36.00	-28%	$30.00	.83333	$30.00
$38.00	-24%	$31.67	.83333	$31.67
$40.00	-20%	$33.33	.83333	$33.33
$42.00	-16%	$35.00	.83333	$35.00
$44.00	-12%	$36.67	.83333	$36.67
$46.00	-8%	$38.33	.83333	$38.33
$48.00	-4%	$40.00	.83333	$40.00
$50.00	0%	$41.67	.83333	$41.67
$52.00	4%	$43.33	.83333	$43.33
$54.00	8%	$45.00	.83333	$45.00
$56.00	12%	$46.67	.83333	$46.67
$58.00	16%	$48.33	.83333	$48.33
$60.00	20%	$50.00	Cash	$50.00
$62.00	24%	$51.67	Cash	$50.00
$64.00	28%	$53.33	Cash	$50.00
$66.00	32%	$55.00	Cash	$50.00
$68.00	36%	$56.67	Cash	$50.00
$70.00	40%	$58.33	Cash	$50.00
$72.00	44%	$60.00	Cash	$50.00
$74.00	48%	$61.67	Cash	$50.00

(1)	The results set forth in this table would also apply if your notes do not have a Protection Threshold Level.

(2)	$50.00 is the hypothetical Initial Index Stock Price.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Market Disruption Events.”

Do we have the right to call the notes?

No. We do not have the right to call the notes.

Can the maturity date of the notes be accelerated?

Yes. The maturity date of the notes will be accelerated if either of the following events occurs:

•

a “price event acceleration,” which will occur if (a) the closing price per share of the Index Stock on any two consecutive trading days is less than the “Price Event Acceleration Level,” which will be $2.00 unless otherwise specified in the applicable pricing supplement, and which will be subject to adjustment for certain corporate events relating to the Index Stock Issuer, and (b) the notes are linked solely to the Index Stock; or

•	an “event of default acceleration,” which will occur if there is an event of default with respect to the notes.

What will you receive if the maturity date of the notes is accelerated?

The amount payable to you will differ, depending on the reason for the acceleration:

•

If there is a price event acceleration, we will deliver to you, for each unit of the notes, (a) a number of shares of Index Stock (determined as if the date of acceleration were the Final Valuation Date) equal to the Exchange Ratio, or at our option, an amount of cash equal to the value of these shares, and (b) accrued but unpaid interest to, but excluding, the date of acceleration, plus an amount of cash determined by the calculation agent that is equal to the sum of the present values of the remaining scheduled payments of interest on the notes (excluding that accrued but unpaid interest) discounted to the date of acceleration, as described in the section entitled “Description of the Notes—Price Event Acceleration.”

•

If there is an event of default acceleration, we will deliver to you, for each unit of the notes, an amount of cash equal to the sum of (a) the lesser of (i) the Initial Price Level or (ii) the product of the closing price per share of the Index Stock (as of the date of default) and the Exchange Ratio (calculated as if the date of default is the Final Valuation Date), and (b) accrued but unpaid interest to, but excluding, the date of acceleration, as described in the section entitled “Description of the Notes—Price Event Acceleration.”

You may receive substantially less than the principal amount of your notes if the maturity of your notes is accelerated.

Is it possible for the notes to become linked to the value of shares of companies other than the Index Stock Issuer?

Yes. Following some types of corporate events relating to the Index Stock Issuer, such as a stock-for-stock merger where the Index Stock Issuer is not the surviving entity,

you may receive at maturity shares or the cash value of the applicable number of securities of the successor corporation to the Index Stock Issuer. Following some other types of corporate events relating to the Index Stock Issuer, such as a merger where holders of the Index Stock would receive all or a substantial portion of their consideration in cash, or a significant cash dividend or distribution of property occurs with respect to the Index Stock, you will receive at maturity the cash value of the applicable number of shares of the common stock of three companies in the same industry group as the Index Stock Issuer in lieu of the Index Stock or the cash value of the common stock of those three companies in addition to the cash value of a number of shares of the Index Stock, as applicable. If a corporate event of this kind occurs, the equity-linked nature of the notes will be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in “Description of the Notes—Dilution and Reorganization Adjustments.”

Who will determine the amounts payable on the notes?

A calculation agent will make all calculations associated with determining the Market Price Level on each trading day during the Exposure Period, as well as the Final Price Level, the Exchange Ratio on the Final Valuation Date (or during the Final Valuation Period, if applicable), and the amount of cash or securities payable at maturity. The calculation agent also will (a) calculate the amount payable upon a price event acceleration or an event of default acceleration, (b) adjust the Exchange Ratio for certain corporate events affecting the Index Stock, and (c) determine the appropriate securities to be used in calculating the amount of cash to be delivered at maturity if certain reorganization events occur relating to the Index Stock that we describe in “Description of the Notes—Dilution and Reorganization Adjustments.” One of our subsidiaries, Including MLPF&S and BAS, may act as a calculation agent. See the sections entitled “Description of the Notes—Role of the Calculation Agent” and “Description of the Notes—Dilution and Reorganization Adjustments.”

What is the Index Stock Issuer?

Unless otherwise indicated in the applicable pricing supplement, each Index Stock Issuer will be a company that has registered its common equity securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, each such Index Stock Issuer will be a company required to file periodically financial and other information specified by the SEC. Information that the Index Stock Issuer provides or files with the SEC can be inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s web site, http://www.sec.gov. In addition, information regarding the Index Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles, and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any of this information. For further information, please see the section entitled “The Index Stock.” If the Index Stock Issuer is not a U.S. company, the references in this product supplement to the Index Stock Issuer’s common shares may be to the Index Stock Issuer’s American Depositary Shares, ordinary shares, or other comparable common equity security, as specified in the applicable pricing supplement.

What will be the Index Stock Issuer’s role in the notes?

The amount we will pay at maturity will be determined by the price of the Index Stock on each trading day during the Exposure Period. The Index Stock Issuer will have no obligations relating to, or any role in connection with, the notes or the amounts of cash or shares to be delivered to you. The Index Stock Issuer will have no obligation to take our needs or your needs into consideration for any reason. The Index Stock Issuer will not receive any of the proceeds from any offering of the notes and will not be responsible for, and will not endorse or participate in, any offering of the notes. The Index Stock Issuer will not be responsible for, and will not participate in, the determination or calculation of the amounts that you may receive. Unless otherwise specified in the applicable pricing supplement, we will not be an affiliate of any Index Stock Issuer.

Will you have an ownership interest in the Index Stock during the term of the notes?

No. An investment in the notes does not entitle you to any ownership interest in the Index Stock, including any voting rights, dividends paid, or other distributions by the Index Stock Issuer, unless and until those shares are delivered to you at maturity or upon acceleration of the notes.

Are the notes transferable?

Yes. You may transfer the notes. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. You should refer to the sections entitled “Registration and Settlement” in the accompanying prospectus, “Description of the Notes—Payment of Principal, Interest, and Other Amounts Due” in the accompanying prospectus supplement, and “Description of the Notes—Same-Day Settlement and Payment” in this product supplement.

Will the notes be listed on an exchange?

No. The notes will not be listed on any securities exchange. A market for the notes may never develop.

Who is the selling agent for the notes?

One or more of our subsidiaries, including MLPF&S and BAS, will act as our selling agents in connection with the offering of the notes. In this capacity, MLPF&S and BAS are not your fiduciaries or advisors, and you should not rely upon any communication from MLPF&S and BAS in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How will the notes be offered?

We have registered the notes with the SEC in the United States. However, we are not registering the notes for public distribution in any jurisdiction other than the United States. The selling agent may solicit offers to purchase the notes from non-United States investors in reliance on available private placement exemptions. See the section in the attached prospectus supplement entitled “Supplemental Plan of Distribution—Selling Restrictions.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, or the “Code,”

including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made such determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. You may lose your principal investment and the notes are subject to a number of additional risks. Please refer to the section “Risk Factors” in this product supplement and page S-4 of the attached prospectus supplement.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the significant elements of the notes or financial matters in general.

Your investment may result in a loss; there is no guaranteed return of principal. The notes are not principal protected. The notes combine features of equity and debt. The notes differ from ordinary debt securities in that we may not pay you a fixed amount at maturity. Our payout to you on the scheduled maturity date may be a number of shares of the Index Stock, or the cash equivalent of those shares. If the Final Price Level is less than the Initial Price Level and (a) a Protection Threshold Level is not applicable to your notes or (b) a Protection Threshold Level is applicable to your notes, but the Market Price Level was less than the Protection Threshold Level at any time during the Exposure Period, then in either case, we will deliver to you a number of shares of the Index Stock, or, at our option, the cash equivalent of those shares, with a value that is less than the principal amount of your notes. Moreover, if the Exchange Premium applicable to your notes is greater than zero, then the Index Stock must increase from the Initial Index Stock Price in order for you to receive at maturity an amount that is equal to the principal amount of your notes. In addition, because the payment amount on your note will be determined on the Final Valuation Date, if we deliver shares rather than cash, the share price may be subject to adverse price movements between the Final Valuation Date (or the Final Valuation Period, if applicable) and the maturity date.

If the Exchange Premium of your notes is greater than zero, any losses that you incur are expected to be greater than they would have been if the Exchange Premium was equal to zero. In this case, you will lose a greater percentage of the principal amount of your investment than the percentage decrease in the market value of the Index Stock. This is because notes with these terms will have an Initial Price Level in excess of the product of the Initial Index Stock Price and the Exchange Ratio. See “Description of the Notes—Hypothetical Returns.”

The potential appreciation of the value of the notes is limited by the Initial Price Level. The notes do not offer you the opportunity to participate in any appreciation in the Index Stock. Therefore, at maturity, the maximum value of the cash or Index Stock you may receive for each unit of the notes, excluding interest payments, will be equal to the Initial Price Level.

Your yield may be lower than the yield on a standard debt security of comparable maturity. Any yield that you receive on the notes, which could be negative, may be less than the overall return that you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

We cannot assure you that a trading market for the notes will ever develop or be maintained. We will not list any of the notes on any securities exchange. We cannot predict how the notes will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of the notes in any secondary market may be limited. Under ordinary market conditions, the applicable selling agents will indicate prices on the notes on request; however, there can be no assurance at which price any bid would be made. However, a selling agent may discontinue buying and selling any of the notes at any time. In addition, the development of a liquid trading market for any of the notes may depend on our financial performance and other factors such as the appreciation, if any, in the price of the applicable Index Stock.

To the extent that MLPF&S and/or BAS engage in any market-making activities, they may bid for or offer notes. Any price at which MLPF&S or BAS may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that may be used by MLPF&S or BAS, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which the notes might otherwise trade in the market.

In addition, if at any time MLPF&S or BAS were to cease acting as market makers for any of the notes, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which the notes could be sold likely would be lower than if an active market existed.

If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes or less than the value of the shares you would receive at maturity. Unlike savings accounts, certificates of deposit, and other similar investment products, you will have no right to redeem the notes prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be a very illiquid market for the notes, or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

•

Market value of the Index Stock. The value of the notes will depend substantially on the market value of the Index Stock. Even if the market price of the Index Stock increases during the Exposure Period, if you sell your notes before the Final Valuation Date, you may receive substantially less than the amount that would be payable at maturity based on that market price because the maximum value of the notes at maturity is limited to the applicable Initial Price Level per unit of the notes. However, the minimum value of the notes is $0. If you choose to sell your notes when the product of the Exchange Ratio and the market price of the Index Stock is less than, or not sufficiently above, the Initial Price Level, you may receive less than the principal amount of your notes. In general, the market value of the notes will decrease as the market value of the Index Stock decreases, and the market value of the notes will increase as the market value of the Index Stock increases. Trading prices of the Index Stock also may be influenced if we, our subsidiaries, or any other entity issue securities with terms similar to the notes or transfer shares of the Index Stock. In addition, the market price of the Index Stock could become more volatile and could be depressed by hedging or arbitrage activity that may develop involving the notes or the Index Stock. However, because the payment at maturity of the notes for each unit of the notes is limited to the Initial Price Level, and because a Protection Threshold Level and an Exchange Premium may be applicable to your notes, the notes may trade differently from the Index Stock.

•

Volatility of the Index Stock. Volatility is the term used to describe the size and frequency of market fluctuations. Volatility of the Index Stock may affect the market value of the notes. The generally unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. In general, if the volatility of the Index Stock increases, or is anticipated to increase, we expect that the market value of the notes will decrease, and if the volatility of the Index Stock decreases, or is anticipated to decrease, we expect that the market value of the notes will increase. This volatility also may increase the risk that the Final Price Level will be less than the Initial Price Level, or that the Market Price Level will be less than any applicable Protection Threshold Level during the Exposure Period, which would negatively affect the market value of the notes and your yield.

•

Interest rates. We expect that changes in interest rates will affect the trading value of the notes. In general, if U.S. interest rates increase, we expect that the trading value of the notes will decrease, and, conversely, if U.S. interest rates decrease, we expect that the trading value of the notes will increase. The level of prevailing interest rates also may affect the U.S. economy, and, in turn, the market value of the Index Stock.

•	Dividend yield on the Index Stock. In general, if the dividend yield on the Index Stock increases, we expect that the market value of the notes will decrease.

•

Economic and other conditions generally. The general economic conditions of the capital markets, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets generally, and the market segment of which the Index Stock is a part, in particular, may affect the market value of the notes.

•

Earnings performance and creditworthiness of the Index Stock Issuer. The general economic conditions and earnings results and creditworthiness of the Index Stock Issuer, and real or anticipated changes in those conditions or results, may affect the market value of the notes.

The payment at maturity will not be affected by all developments relating to the Index Stock. Unless a Protection Threshold Level applies to your notes, changes in the market price of the Index Stock during the term of the notes before the Final Valuation Date or the Final Valuation Period will not be reflected in the calculation of the amount payable to you at maturity. The calculation agent will calculate your payment at maturity only based upon the Initial Price Level, the Final Price Level, and any applicable Contingent Protection Threshold. No other prices of the Index Stock will be taken into account. As a result, you may receive less than the principal amount of your notes even if the market price of the Index Stock has increased at certain times during the term of notes if the market price of the Index Stock on the Final Valuation Date is less than the Initial Price Level.

Changes in our credit ratings are expected to affect the market value of the notes. Our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the market price of the Index Stock, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Hedging activities may affect your return at maturity and the market value of the notes. One or more of our subsidiaries, including MLPF&S and BAS, may engage in hedging activities that may affect the market value of the Index Stock, and accordingly, increase or decrease the market value of the notes prior to maturity and amounts of cash or shares that you receive at maturity, or upon an earlier acceleration. In addition, we or one or more of our subsidiaries, including MLPF&S and BAS, may purchase or otherwise acquire a long or short position in the notes. We or one of our subsidiaries, including MLPF&S and BAS, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the market value of the Index Stock, we cannot assure you that these activities will not affect that price and the market value of the notes prior to maturity or the amount you will receive at maturity, or upon an earlier acceleration.

The historical performance of the Index Stock is not an indication of its future performance. Changes in the prices of the Index Stock will affect the trading price of the notes, but it is impossible to predict whether the prices of the Index Stock will rise or fall. The price of the Index Stock may decrease so that you will receive at maturity an amount of shares of the Index Stock or, at our option, the cash equivalent of those shares, worth less than the principal amount of your notes.

The amount payable to you at maturity is not subject to adjustment for all corporate events. The amount that you are entitled to receive at maturity, or upon earlier acceleration of the notes, may be adjusted for the specified corporate events affecting the Index Stock described in the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.” However, these adjustments do not cover all corporate events that could affect the market price of the Index Stock, such as offerings of common shares for cash or in connection with acquisition transactions. The occurrence of any event not described under “Description of the Notes—Dilution and Reorganization Adjustments” may adversely affect the determination of the closing price of the Index Stock, the Final Price Level, the Market Price Level and the Exchange Ratio on the Final Valuation Date, and as a result, the market value of the notes.

If the notes are accelerated, you may receive an amount worth substantially less than the principal amount of the notes. The maturity of the notes will be accelerated if there is a price event acceleration or an event of default acceleration. The amount payable to you if the notes are accelerated will differ depending on the reason for the acceleration. This amount may be substantially less than the principal amount of the notes. See “Description of the Notes—Price Event Acceleration” and “Description of the Notes—Alternate Exchange Calculation in Case of an Event of Default.”

The notes may be exchangeable into an amount of cash based on the value of securities of companies other than the Index Stock Issuer. Following some corporate events relating to the Index Stock, such as a merger where holders of the Index Stock would receive all or a substantial portion of their consideration in cash, or if a significant cash dividend or distribution of property occurs with respect to the Index Stock, you will receive at maturity the cash value of the applicable number of shares of common stock of three companies in the same industry group as the Index Stock Issuer in lieu of the Index Stock. Alternatively, you may receive the cash value of the common stock of those three companies in addition to the cash value of a number of shares of the Index Stock. Following some other corporate events, such as a stock-for-stock merger in which the Index Stock Issuer is not the surviving entity, you will receive at maturity shares or the cash value of the applicable number of shares of common stock of a successor corporation to the Index Stock Issuer. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.” The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the market price of the notes. In addition, if the notes become exchangeable into shares or an amount of cash based on the value of securities of companies other than the Index Stock Issuer, the value of the notes may be affected by the market value of those securities, the volatility of those securities, the dividend yield, if any, on those securities, earnings results and creditworthiness of the issuers of those securities, and other factors affecting those securities and the issuers of those securities.

You will not have rights as a shareholder of the Index Stock Issuer. Unless and until you receive shares of the Index Stock at maturity or upon an earlier acceleration of the notes, if at all, you will have no rights against the Index Stock Issuer, including the right to vote, or to receive dividends or other distributions, if any, even though:

•	you may receive shares of the Index Stock at maturity or earlier acceleration; and

•	the market value of the notes is expected to depend primarily on the market price of the Index Stock.

You have no assurance that you will continue to receive current information on the Index Stock Issuer. There can be no assurance that the Index Stock Issuer will be or remain subject to the reporting requirements of the Exchange Act, or that it will distribute any reports, proxy statements, or other information required to be disclosed to its shareholders. In the event that the Index Stock Issuer is not subject to those reporting requirements and the notes continue to be outstanding, pricing information for the notes may be more difficult to obtain, and the market value and liquidity of the notes may be adversely affected.

We will not hold any shares of the Index Stock for your benefit. The Senior Indenture governing the notes does not contain any restriction on our ability or the ability of any of our subsidiaries to sell, pledge, or otherwise convey all or any portion of any shares of the Index Stock acquired by us or them. Neither we nor any of our subsidiaries will pledge or otherwise hold any of those shares for your benefit in order to enable you to exchange your notes for shares under any circumstances. As a result, in the event of our bankruptcy, insolvency, or liquidation, any shares of the Index Stock that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

Unless otherwise specified in the applicable pricing supplement, we and our subsidiaries are not affiliated with the Index Stock Issuer, and are not responsible for any disclosure made by the Index Stock Issuer. No Index Stock Issuer will be involved in any offering of the notes, or have any obligations with respect to the notes. As a result, no Index Stock Issuer will have any obligation to take your needs into consideration for any reason, including in taking any corporate actions that might affect the value of the notes. No Index Stock Issuer will receive any of the proceeds from any offering of the notes, or participate in the determination of the timing of, prices for, or quantities of the notes to be issued. No Index Stock Issuer will participate in the determinations to be made by the calculation agent. No Index Stock Issuer will be involved with the administration, marketing, or trading of the notes.

Neither we nor any of our subsidiaries assume any responsibility for the adequacy or accuracy of the information about the Index Stock Issuer contained in the applicable pricing supplement or in the Index Stock Issuer’s publicly available filings. The material provided in the pricing supplement concerning the Index Stock Issuer and its equity securities will be derived from publicly available information. The Index Stock Issuer will not provide or approve of this information. We will not make any attempt to confirm any of this information. Before you invest in the notes, you should make your own investigation into the Index Stock Issuer.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our subsidiaries, including MLPF&S and BAS, may engage in trading activities related to the Index Stock Issuer that are not for your account or on your behalf. We and our subsidiaries from time to time may buy or sell shares of the Index Stock or futures or options contracts based on the Index Stock for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. In addition, we may enter into one or more arrangements with one or more of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due under the notes. We or our subsidiaries expect to make a profit in connection with these arrangements. If we enter into an arrangement of this kind with one or more of our subsidiaries, we do not intend to seek competitive bids from unaffiliated parties.

We or our subsidiaries may enter into these transactions on or prior to the pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase the Initial Index Stock Price, the Initial Price Level, and any applicable Protection Threshold Level. If this occurs, your return on the notes could be adversely affected.

In addition, from time to time during the term of the notes and in connection with the maturity of the notes, we or our subsidiaries may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our subsidiaries also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of the notes or to the Index Stock. We or our subsidiaries will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we and our subsidiaries may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the market price of the Index Stock or secondary trading in the notes, could be adverse to your interests as a beneficial owner of the notes.

Our business activities relating to the Index Stock Issuer may create conflicts of interest with you. We and our subsidiaries, including MLPF&S and BAS, may have engaged in business with the Index Stock Issuer, and also may do so at present or in the future. These activities may include making loans to, equity investments in, or providing investment banking, asset management, or other services to the Index Stock Issuer, its affiliates, and its competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our subsidiaries may have published, and in the future may publish, research reports on the Index Stock Issuer. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

Secondary market prices of the notes may be affected adversely by the inclusion in the original issue price of the notes of any selling agent commissions and the costs of hedging our obligations under the notes. Assuming no change in market conditions or any other relevant factors, the market price, if any, at which a party will be willing to purchase notes in secondary market transactions likely will be lower than the original issue price since the original issue price will include, and secondary market prices are likely to exclude, any selling agent commissions (if applicable to your notes) and the potential profit included in the cost of hedging our obligations under the notes. The price of hedging our obligations was determined with the intent to realize a profit. However, because hedging our obligations entails risks and may be influenced by market forces beyond our control or our subsidiaries’ control, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One or more of our subsidiaries, including MLPF&S and BAS, will act as the calculation agent for the notes and, as such, will determine the cash amount or securities that will be payable to you at maturity, or upon an earlier acceleration of the notes. Under some circumstances, these duties could result in a conflict of interest between MLPF&S’s or BAS’s status as our subsidiary and their responsibilities as calculation agent. These conflicts could occur, for instance, in connection with their determination as to whether a “Market Disruption Event” has occurred, or in connection with adjustments to the Exchange Ratio that they would be required to make in the event of certain corporate actions involving the Index Stock Issuer. See the sections entitled “Description of the Notes—Dilution and Reorganization Adjustments” and “Description of the Notes—Price Event Acceleration.”

The U.S. federal income tax consequences of the notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain. No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the notes and no assurance can be given that the IRS or a court will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary” or in the applicable pricing supplement.

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes, as well as any tax consequence arising under the laws of any state, local, or foreign taxing jurisdiction.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our subsidiaries will use a portion of the net proceeds from each offering to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

The notes are senior notes that will be issued under the Senior Indenture, which we describe more fully in the accompanying prospectus supplement and the prospectus. The following description of the notes supplements the description of the general terms and provisions of the notes set forth under the heading “Description of the Notes” in the accompanying prospectus supplement and the prospectus. The final pricing terms of each of the notes will be set forth in the pricing supplement for the applicable notes.

The notes will be issued in minimum denominations and increments at or above the minimum denominations set forth in the applicable pricing supplement.

The notes will mature on the maturity date set forth in the applicable pricing supplement, subject to acceleration as described below in “Price Event Acceleration” and “Alternate Exchange Calculation in Case of an Event of Default.”

The notes are not principal protected.

Prior to maturity, the notes are not redeemable by us or repayable at the option of any holder. The notes will not have the benefit of any sinking fund. The notes will be issued in book-entry form only.

Interest

The notes will bear interest from their issue date at the interest rate that will be specified in the applicable pricing supplement. Interest will be payable on the interest payment dates set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the calculation of any interest payments will be computed on the basis of a 360-day year of twelve 30-day months. Each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the preceding interest payment date, as the case may be, to, but excluding, that interest payment date. Unless otherwise specified in the applicable pricing supplement, if an interest payment date falls on a day that is not a business day, the applicable payment will be made on the next business day as if it were the date that payment was due, and no interest will accrue as a result of the postponement.

Unless otherwise specified in the applicable pricing supplement, for so long as the notes are represented by a global certificate, the record date for each interest payment will be one business day prior to the interest payment date.

Unless otherwise specified in the applicable pricing supplement, “business day” means a day that is a business day of the kind described in the accompanying prospectus.

Payment at Maturity

If the maturity of the notes has not been accelerated, and no corporate events have occurred as described in the section “Description of the Notes—Dilution and Reorganization Adjustments,” the amount that we will pay to you at maturity will be determined as follows:

•	If the Final Price Level is greater than or equal to the Initial Price Level, then we will pay to you, for each unit of the notes, a cash amount equal to the Initial Price Level.

•

If a Protection Threshold Level is applicable to your notes, the Final Price Level is less than the Initial Price Level, and the Market Price Level was never less than the Protection Threshold Level at any time during the Exposure Period, then we will pay to you, for each unit of the notes, a cash amount equal to the Initial Price Level.

•

If the Final Price Level is less than the Initial Price Level and (a) a Protection Threshold Level was not applicable to your notes or (b) a Protection Threshold Level is applicable to your notes, but the Market Price Level was less than the Protection Threshold Level at any time during the Exposure Period, then in either case we will deliver to you, for each unit of the notes, a number of shares of the Index Stock equal to the Exchange Ratio on the Final Valuation Date. At our option, instead of delivering shares, for each unit of the notes, we may pay to you a cash amount equal to the Final Price Level. In this case, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

You will not participate in any appreciation of the Index Stock between the pricing date and the Final Valuation Date of your notes.

The Initial Price Level and any applicable Protection Threshold Level of your note will be set forth in the applicable pricing supplement.

The Exchange Ratio will be set forth in the applicable pricing supplement and may be adjusted for certain corporate events. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

The Final Price Level will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final Valuation Period, the product of (a) the closing price of the Index Stock and (b) the then-current Exchange Ratio.

The Market Price Level will equal the product of the market price, as determined by the calculation agent, of the Index Stock and the then-current Exchange Ratio at any time on any trading day.

The Exposure Period is the period beginning on the issue date to, and including, the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Exposure Period is the period beginning on the issue date to, and including, the first day in the Final Valuation Period, unless specified otherwise in the applicable pricing supplement.

Option to Pay in Shares or Cash

As described above, under certain circumstances, we may pay to you on the maturity date a number of shares of Index Stock equal to the Exchange Ratio or, at our option, the cash value of those shares.

We will, or will cause the calculation agent to:

•

provide written notice to the trustee under the Senior Indenture and to DTC, on or prior to 10:30 a.m. on the trading day immediately prior to the scheduled maturity date of the notes (but if that trading day is not a business day, prior to the close of business on the business day preceding the maturity date), of the number of shares of the Index Stock (or, if applicable, the amount of cash) to be delivered with respect to each unit of the notes; and

•

deliver those shares or that cash, as applicable, and cash in respect of interest and any fractional shares, to the trustee under the Senior Indenture for delivery to DTC, as holder of the notes, on the scheduled maturity date.

We expect that the shares and cash will be distributed to you on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Same Day Settlement and Payment” below, and “Registration and Settlement” in the accompanying prospectus.

Certain Definitions

Unless otherwise specified in the applicable pricing supplement, a “trading day” means any day, as determined by the calculation agent, on which trading generally is conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange LLC, The Nasdaq Stock Market, Inc., and the Chicago Mercantile Exchange, and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of the Index Stock or any other security for which a closing price must be determined on any particular day means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed on an exchange or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that we or one of our subsidiaries pays or receives upon the purchase or sale of the security used to hedge our obligations under the notes.

Market Disruption Events

If on the Final Valuation Date, a Market Disruption Event (as defined below) has occurred, or if the closing price per share of the Index Stock (or one unit of any other security) cannot be determined according to the immediately preceding provisions, then the closing price per share of the Index Stock (or one unit of any other security) for that trading day will be the mean, as determined by the calculation agent, of the bid prices for the applicable security obtained from as many recognized dealers in that security, but not exceeding three, as will make those bid prices available to the calculation agent; provided that if no such bids are available, then the closing price per share of the Index Stock (or one unit of any other security) for that trading day will equal the calculation agent’s good faith estimate of the value of that security as of that trading day. A bid by MLPF&S, BAS, or any of our other subsidiaries may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained.

If a Final Valuation Period is applicable to your notes and there is a Market Disruption Event on any day in the Final Valuation Period, then the closing price per share of the Index Stock (or one unit of any other security) on such a date will be equal to the closing price per share of the Index Stock (or one unit of any other security) on the next day in the Final Valuation Period in which a Market Disruption Event did not occur. For example, if there is a Market Disruption Event on the second and third days in a Final Valuation Period, but there is no Market Disruption Event on the fourth day in the Final Valuation Period, then the closing price for that fourth day will also be the closing price for the second and third days.

If there is a Market Disruption Event on the final trading day of the Final Valuation Period, then the calculation agent will determine the closing price for that day by applying the procedures specified in the definition of closing price above for use when a Market Disruption Event has occurred on the Final Valuation Date.

“Market Disruption Event” means:

•

a suspension, absence, or material limitation of trading of the Index Stock on the primary market in the United States for the Index Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in that market; or a breakdown or failure in the price and trade reporting systems of the primary market in the United States for the Index Stock as a result of which the reported trading prices for the Index Stock during the last one-half hour preceding the close of the principal trading session in that market are materially inaccurate; or the suspension, absence, or material limitation of trading on the primary market in the United States for trading in options contracts or futures contracts related to the Index Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or a material disruption in securities settlement, payment, or clearance services in the United States, in each case as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent, in its sole discretion, that any event described in the preceding paragraph materially interferes or interfered with the ability of MLPF&S, BAS, or any of their affiliates to unwind or adjust all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the number of hours or days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

•	a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event;

•

limitations under any rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization, or the SEC on trading during significant market fluctuations will constitute a suspension, absence, or material limitation of trading;

•

a suspension of trading in options contracts on the Index Stock by the primary securities market in the United States trading in those options, if available, by reason of (a) a price change exceeding limits set by that securities exchange or market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension, absence, or material limitation of trading in options contracts related to the Index Stock; and

•

a suspension, absence, or material limitation of trading on the primary securities market in the United States on which options contracts related to the Index Stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

Fractional Shares

The Exchange Ratio may be adjusted to account for certain corporate events described in this product supplement. As a result, at maturity or upon an earlier acceleration of the notes, you may be entitled to receive a number of shares that is not divisible by a whole number. We will not distribute any fractional shares of the Index Stock. Instead, we will aggregate all amounts due to you, and in lieu of delivering a fractional share of the Index Stock, we will pay the cash value of the fractional share based on the closing price as of the Final Valuation Date. While the notes are issued in global form, the sole registered holder will be DTC. DTC participants have different policies pertaining to fractional shares. You should consult the participant through which you hold the notes to ascertain a participant’s specific policy.

Price Event Acceleration

If on any two consecutive trading days beginning on the issue date of your notes up to and including the Final Valuation Date, the closing price per share of the Index Stock is less than the Price Event Acceleration Level, the maturity date of the notes will be accelerated to the fourth business day following that second trading day. We refer to that date as the “date of acceleration.” The Price Event Acceleration Level will be $2.00, unless otherwise set forth in the applicable pricing supplement. Upon acceleration, for each unit of the notes, we will deliver to DTC, as holder of the notes, on the date of acceleration:

•	a number of shares of the Index Stock (determined as if the date of acceleration were the Final Valuation Date) equal to the then-current Exchange Ratio; and

•

accrued but unpaid interest to, but excluding, the date of acceleration, plus an amount of cash determined by the calculation agent that is equal to the sum of the present values of the remaining scheduled payments of interest on the notes (excluding that accrued but unpaid interest) discounted to the date of acceleration at the yield that would be applicable to our non-interest bearing, senior unsecured debt obligations with a comparable term.

At our option, in lieu of the number of shares described in the first bullet above, we may pay to you a cash amount equal to that number of shares, multiplied by the closing price of the Index Stock on the fourth trading day prior to the date of acceleration. We expect that these amounts will be distributed to you on the date of acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Same Day Settlement and Payment” below, and “Registration and Settlement” in the accompanying prospectus.

You will not be entitled to receive the return of the principal amount of your notes upon a price event acceleration.

If, as a result of certain types of corporate events relating to the Index Stock described under the section “—Dilution and Reorganization Adjustments” below, your notes are linked to any securities other than, or in addition to, the Index Stock, this price event acceleration provision will no longer be applicable.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per unit of the notes upon any acceleration of the notes will be determined by the calculation agent. The amount will be a cash amount equal to the sum of:

•

the lesser of (a) the Initial Price Level and (b) the value of a number of shares of the Index Stock (based on the closing price of the Index Stock on the date of default) equal to the Exchange Ratio (calculated as if the date of default is the Final Valuation Date); and

•	accrued but unpaid interest to, but excluding, the date of acceleration.

If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the original issue price of the notes plus an additional amount of contingent interest calculated as if the date of commencement of the proceeding were the maturity date of the notes.

Notice of Acceleration

Unless otherwise specified in the applicable pricing supplement, if the maturity of the notes is accelerated because of a price event acceleration or because of an event of default acceleration, we will provide notice of that acceleration event to you as promptly as possible, and in no event later than:

•

in the case of a price event acceleration, 10:30 a.m. on the trading day immediately prior to the date of acceleration (but if that trading day is not a business day, prior to the close of business on the business day preceding the date of acceleration); and

•

in the case of an event of default acceleration, two trading days after the date of acceleration (but if that second trading day is not a business day, prior to the close of business on the business day preceding that second trading day).

Dilution and Reorganization Adjustments

The Exchange Ratio may be adjusted by the calculation agent for certain dilution and reorganization events as follows:

1. If shares of the Index Stock are subject to a stock split or reverse stock split, then once that split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares outstanding after giving effect to that stock split or reverse stock split with respect to one share of the Index Stock.

2. If shares of the Index Stock are subject (a) to a stock dividend (an issuance of additional shares of the Index Stock that is given ratably to all holders of the Index Stock) or (b) to a distribution of the Index Stock as a result of the triggering of any provision of the corporate charter or other organizational documents of the Index Stock Issuer, then once the dividend has become effective and shares of the Index Stock are trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio will equal the prior Exchange Ratio plus the product of (1) the number of shares issued with respect to one share of Index Stock and (2) the prior Exchange Ratio.

3. If the Index Stock Issuer issues rights or warrants to all holders of the Index Stock to subscribe for or purchase additional common shares, then the Exchange Ratio will be adjusted on the trading day immediately following the issuance of those rights or warrants so that the new Exchange Ratio will equal the prior Exchange Ratio plus the product of (a) the prior Exchange Ratio and (b) the number of shares of Index Stock that can be purchased with the cash value of those warrants or rights distributed on a single share of Index Stock. The number of shares that can be purchased will be based on the closing price of the Index Stock on the date the new Exchange Ratio is determined. The cash value of those rights or warrants, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of those warrants or rights, or, if the warrants or rights are not traded on a U.S. national securities exchange, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Exchange Ratio is determined, provided that if only two bid prices are available, then the cash value of those warrants or rights will equal the average (mean) of those bids, and if only one bid is available, then the cash value of those warrants or rights will equal that bid; provided that if no such bids are available, then the cash value of those warrants or rights on that date will equal the calculation agent’s good faith estimate of that value as of that date. A bid of MLPF&S, BAS, or any of their affiliates may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained.

4. Unless otherwise stated in the applicable pricing supplement, there will be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to the Index Stock other than distributions described in paragraph 2, paragraph 3, and clauses (1), (4), and (5) of paragraph 5(a), and Extraordinary Dividends. “Extraordinary Dividend” means each of (a) the full amount per share of Index Stock of any cash dividend or special dividend or distribution that is identified by the Index Stock Issuer as an extraordinary or special dividend or distribution, (b) the amount per share of Index Stock of any cash dividend or other cash distribution (that is not otherwise identified by the Index Stock Issuer as an extraordinary or special dividend or distribution) that exceeds the immediately preceding non-Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment as provided in this section, such as a stock split or reverse stock split) by more than 10% of the closing price of the Index Stock on the trading day preceding the “ex-dividend date” for that dividend or distribution, and (c) the full cash value of any non-cash dividend or distribution per share of Index Stock (excluding Marketable Securities, as defined in paragraph 5(b) below). Subject to the following sentence, if an Extraordinary Dividend occurs, the Exchange Ratio with respect to the Index Stock will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Exchange Ratio will equal the product of (a) the prior Exchange Ratio and (b) a fraction, the numerator of which is the closing price per share of the Index Stock on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which that closing price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is 50% or more of the closing price per share of the Index Stock on the trading day preceding the ex-dividend date, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5(b) below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks (as defined below) in accordance with the procedures for a Reference Basket Event as described in clause 3(ii) of paragraph 5(b) below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for that distribution by the calculation agent, whose determination will be conclusive in the absence of manifest error. A distribution on the Index Stock described in clause (1), (4), or (5) of paragraph 5(a) below will cause an adjustment to the Exchange Ratio only under paragraph 5(a), as applicable.

5. (a) Any of the following will constitute a “reorganization event”:

(1) shares of the Index Stock are reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the Index Stock Issuer, (2) the Index Stock Issuer has been subject to any merger, combination, or consolidation and is not the surviving entity, (3) the Index Stock Issuer transfers or sells all or substantially all of its assets, (4) the Index Stock Issuer completes a statutory exchange of securities with another corporation (other than under clause (2) above), (5) the Index Stock Issuer is liquidated, dissolved, or wound up, (6) the Index Stock Issuer issues to all of its shareholders equity securities of an issuer other than the Index Stock Issuer (other than in a transaction described in clause (2), (3), (4), or (5) above) (a “spinoff stock”), or (7) shares of the Index Stock are the subject of a tender or exchange offer or a going private transaction on all of the outstanding shares.

(b) If any reorganization event occurs, and as a result the holders of the Index Stock receive any equity security listed on a U.S. national securities exchange (a “Marketable Security”), other securities or other property, assets, or cash, then immediately thereafter the Exchange Ratio shall represent the right to receive the following property with respect to each unit of the notes (collectively, the “Exchange Property”):

(1) if shares of the Index Stock continue to be outstanding after the reorganization event, the number of shares of Index Stock (if applicable, as reclassified upon the issuance of any tracking stock) that a holder of the Index Stock would continue to hold with respect to one share of Index Stock multiplied by the Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event (plus any additional shares of the Index Stock to be included in the Exchange Property after giving effect to clause (3)(i) below); and

(2) for each Marketable Security received in the reorganization event (each a “New Stock”), including the issuance of any tracking stock or spinoff stock, or the receipt of any stock received in exchange for shares of the Index Stock where the Index Stock Issuer is not the surviving entity, the number of shares of the New Stock received for one share of Index Stock multiplied by the Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event (the “New Stock exchange ratio”) (plus any additional shares of New Stock to be included in the Exchange Property after giving effect to clause (3)(i) below); and

(3) for any cash and any other property or securities other than Marketable Securities received in the reorganization event (the “Non-Stock Exchange Property”),

(i) if the combined value of the amount of Non-Stock Exchange Property received per share of Index Stock, as determined by the calculation agent in its sole discretion on the effective date of the reorganization event (the “Non-Stock Exchange Property Value”), by holders of the Index Stock is less than 35% (or such other percentage as shall be set forth in the applicable pricing supplement) of the closing price of the Index Stock on the trading day immediately prior to the effective date of the reorganization event, then a number of additional shares of Index Stock (but only if shares of the Index Stock continue to be outstanding after the reorganization event) and additional shares of New Stock will be added at the time of adjustment to the Exchange Property, with the number of such additional shares being determined as follows: (x) the aggregate cash value of all of such additional shares shall equal the Non-Stock Exchange Property Value and (y) the ratio of the number of additional shares of Index Stock to the number of additional shares of New Stock shall be the same as the ratio of the number of shares of Index Stock determined under clause (1) above to the number of shares of New Stock determined under clause (2) above, in each case prior to giving effect to this clause 3(i); or

(ii) if the Non-Stock Exchange Property Value is equal to or exceeds 35% (or such other percentage as shall be set forth in the applicable pricing supplement) of the closing price of the Index Stock on the trading day immediately prior to the effective date relating to the reorganization event, or if shares of the Index Stock are exchanged in the reorganization event exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), an initially equal-dollar weighted basket of three Reference Basket Stocks with an aggregate value on the effective date of the reorganization event equal to the Non-Stock Exchange Property Value multiplied by the Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event. The “Reference Basket Stocks” will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500® Index (or, if publication of that index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as the Index Stock Issuer; provided, however, that a Reference Basket Stock will not include any stock that is subject to a trading restriction under the trading restriction policies of MLPF&S, BAS, or any of their affiliates that would materially limit the ability of MLPF&S, BAS, or any of their affiliates to hedge the notes with respect to that stock (a “Hedging Restriction”); provided further that if three Reference Basket Stocks cannot be identified from the S&P 500® Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Index Stock Issuer. Each Reference Basket Stock will be assigned a “Basket Stock exchange ratio” equal to the number of shares of the Reference Basket Stock with a closing price on the effective date of the reorganization event equal to the product of (x) the Non-Stock Exchange Property Value, (y) the Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event, and (z) 0.3333333.

In the event of an allocation of any Extraordinary Dividend to the Reference Basket Stocks under paragraph 4 above or any reorganization event described in this paragraph 5, the amount payable upon exchange at maturity for each unit of the notes will be an amount of cash equal to the cash value of the following property:

•	if applicable, shares of the Index Stock at the Exchange Ratio then in effect; and

•	if applicable, for each New Stock, that New Stock at the New Stock exchange ratio then in effect for that New Stock; and

•	if applicable, for each Reference Basket Stock, that Reference Basket Stock at the Basket Stock exchange ratio then in effect for that Reference Basket Stock.

In each case, the applicable exchange ratio (including for this purpose, any New Stock exchange ratio or Basket Stock exchange ratio) will be determined by the calculation agent on the first trading day following the reorganization event. In all of these events, the payment at the maturity date per unit of the notes will remain limited to cash or shares with a value equal to the Initial Price Level, plus accrued and unpaid interest.

The cash value of any shares will be calculated by the calculation agent as of the relevant date of determination using the closing price of those shares on that day; provided that if that business day is not a trading day or if a Market Disruption Event for those shares occurs on that day, the closing price of those shares will be determined above under “—Market Disruption Events.” If a closing price for the Index Stock, any New Stock, or any Reference Basket Stock is no longer available for that stock for whatever reason, including the liquidation of the issuer of that stock or the subjection of that issuer to a proceeding under any applicable bankruptcy, insolvency, or other similar law, then the value of that stock will equal zero. There will be no substitution for any such stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer for the Exchange Property (in an amount determined on the basis of the rate of exchange in the tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash possible.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (a) references to “the Index Stock” under “—Fractional Shares,” the definitions of “closing price” and “—Market Disruption Event” will be deemed also to refer to any New Stock or Reference Basket Stock, and (b) all other references in this product supplement and the applicable pricing supplement to “the Index Stock” will be deemed to refer to the Exchange Property into which the notes are thereafter exchangeable or on which the exchange is based, and references to a “share” or “shares” of the Index Stock will be deemed to refer to the applicable unit or units of the Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock exchange ratio(s) or Basket Stock exchange ratios resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above will be subject to the adjustments set forth in paragraphs 1 through 5 above. If a Reference Basket Event occurs, we will, or will cause the calculation agent to, provide written notice to the trustee under the Senior Indenture at its New York office, on which notice the trustee conclusively may rely, and to DTC of the occurrence of the Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible. In no event will we provide that notice later than five business days after the date of the Reference Basket Event.

No adjustment to any exchange ratio (including for this purpose, any New Stock exchange ratio or Basket Stock exchange ratio) will be required unless the adjustment would require a change of at least 0.1% in the exchange ratio then in effect. The exchange ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the exchange ratios will be made up to the close of business on the third business day prior to the scheduled maturity date.

No adjustments to the Exchange Ratio or method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of the Index Stock, including, without limitation, a partial tender or exchange offer for the Index Stock or a public offering of the Index Stock for cash.

If any adjustments in this section are required to be made, in order to determine the amount of cash or securities payable at maturity or upon an early acceleration of the notes, the calculation agent equitably will adjust the Final Price Level, and the securities or other assets used to calculate any of the foregoing, as applicable, if necessary to maintain your economic rights as holders of the notes and our obligations as issuer of the notes.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Exchange Ratio, any New Stock exchange ratio, or Basket Stock exchange ratio, any method of calculating the Exchange Property Value, and any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect to these matters will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the notes made under paragraphs 1 through 5 above upon your written request.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against your payment in immediately available funds. We will make payments of interest and any cash payments at maturity or upon acceleration of the notes, as well as any payment in lieu of fractional shares, in cash in immediately available funds so long as the notes are maintained in book-entry form.

At maturity, under some circumstances, you may receive shares of the Index Stock, or, at our option, the cash equivalent of those shares. We may satisfy our obligation, if any, to deliver shares of the Index Stock at maturity by causing one of our subsidiaries, including MLPF&S and BAS, to deliver the applicable number of shares to the trustee under the Senior Indenture through the facilities of DTC. If we do so, the trustee will in turn be obligated to deliver those securities to you. If physical or book-entry delivery of shares of the Index Stock cannot be made at any time as required by the terms of the notes, we will pay you a cash amount equal to the value of the required number of shares, and any cash due in lieu of fractional shares.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement including the Final Price Level, any adjustments to the Exchange Ratio, the Market Price Level on each trading day during the Exposure Period, the amount to be paid upon the maturity or acceleration of the notes, Market Disruption Events, trading days, business days, and closing prices. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

One of our subsidiaries, including MLPF&S and BAS, may act as the calculation agent, but we may change the calculation agent at any time without notifying you.

Listing

The notes will not be listed on any securities exchange.

THE INDEX STOCK

General

No Index Stock Issuer will authorize or sanction the notes or has not participated and will not participate in the preparation of this product supplement or any pricing supplement. Unless otherwise indicated in the applicable pricing supplement, each Index Stock Issuer will be subject to the informational requirements of the Exchange Act and will be a filer of reports and other information with the SEC. In addition, unless otherwise indicated in the applicable pricing supplement, the common equity securities of each Index Stock Issuer will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information required by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material also can be obtained from the Public Reference Section at prescribed rates. In addition, information that each Index Stock Issuer electronically files with the SEC can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov.

This product supplement and each pricing supplement relates only to our notes and does not relate to the securities of any Index Stock Issuer. We are not offering or selling securities of any Index Stock Issuer. All disclosures contained in any pricing supplement regarding the applicable Index Stock Issuer will be derived from the publicly available documents described in the preceding paragraph. Unless otherwise set forth in the applicable pricing supplement, neither we, nor any of our subsidiaries, including MLPF&S and BAS, will have participated in the preparation of those documents, verified the accuracy or the completeness of the information concerning the Index Stock Issuer included in the publicly available documents or made any diligence inquiry with respect to the Index Stock Issuer. We do not make any representation that the publicly available documents or any other publicly available information about the Index Stock Issuer will be accurate or complete. There can be no assurance that events occurring prior or subsequent to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that might affect the trading price of the Index Stock have been or will be publicly disclosed. Because the payment at maturity, or upon an earlier acceleration, will be related to the trading prices of the Index Stock, those events, if any, also would affect the trading prices of the notes. We do not intend to furnish to you any additional information about the Index Stock except as set forth in the applicable pricing supplement. Neither we nor any of our subsidiaries, including MLPF&S and BAS, make any representation to you as to the future performance of any Index Stock.

You should make your own investigation into the Index Stock Issuer.

Foreign Index Stock Issuers

Each Index Stock Issuer will have a class of common equity securities registered under the Exchange Act. However, if the Index Stock Issuer is not a U.S. company, the Exchange Ratio may represent a number of shares of the Index Stock Issuer’s common equity securities, as specified in the applicable pricing supplement, that are not listed or traded in the United States. This may occur, for example, if American Depositary Shares of the Index Stock Issuer are traded in the United States, but your notes are linked to a class of common equity securities of the Index Stock Issuer that are traded on one or more foreign stock exchanges.

If the Exchange Ratio represents a number of shares of the Index Stock Issuer’s common equity securities that are not listed or traded in the United States, those shares will be subject to the trading parameters of the foreign market or markets on which they are listed and traded. Any such foreign market may have less liquidity, and be more volatile, than the United States or other securities markets. Market and other political or economic developments may affect the applicable foreign market or markets differently from United States or other securities markets. These factors may adversely affect the value of the applicable Index Stock. If you receive on the maturity date shares of the Index Stock Issuer that are not listed or traded in the United States, you may receive shares for which there is a market abroad, but not necessarily in the United States.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Our subsidiaries, MLPF&S and BAS, will serve as our selling agents for the notes. MLPF&S and BAS are parties to the distribution agreement described in the “Supplemental Plan of Distribution” on page S-12 of the accompanying prospectus supplement. Unless otherwise specified in the applicable pricing supplement, the selling agent will not receive any commission from the sale of any of the notes. Each initial purchaser of notes must have an account with the applicable selling agent.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from MLPF&S or BAS in connection with the notes as investment advice or a recommendation to purchase notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S, BAS, and any of our other subsidiaries may use this product supplement, the applicable pricing supplement, the prospectus supplement, and the prospectus in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. It deals only with initial purchasers of the notes at the Issue Price (as defined below) who hold notes as capital assets. It is for general information only, and does not describe all U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to specific rules such as partnerships or other entities classified as partnerships, subchapter S corporations, or other pass through entities, Non-United States Holders (as defined below), banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, tax-exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, persons holding notes as a hedge, a position in a “straddle” or as part of a “constructive sale” or “conversion” transaction for tax purposes, persons who are required to mark-to-market for tax purposes, persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. You must consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of the notes arising under the laws of any state, local or foreign jurisdiction and the possible effects of changes in U.S. federal income or other tax laws.

The following discussion is a general discussion of U.S. federal income tax consequences that may be applicable to the notes. This discussion should be read together with the discussion set forth in the applicable pricing supplement. This discussion assumes that the amount paid or value of shares of Index Stock issued at maturity cannot exceed the Issue Price of the notes. This discussion also assumes that there is a significant possibility of a significant loss of principal on an investment in the notes and that there is a reasonable likelihood that the Final Price Level will be greater than or equal to the Initial Price Level.

As used in this product supplement, the term “United States Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) an entity which is a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be United States Holders. A “Non-United States Holder” is a holder that is not a United States Holder.

General

Under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following components (the “Components”):

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a deposit (the “Deposit”) with us of a fixed amount of cash equal to the amount paid for the notes (the “Issue Price,” which, for each unit of the notes, equals the Initial Price Level), to secure your obligation to purchase the Index Stock under the Put Option (as defined below), which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

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a contingent put option, or the “Put Option,” that requires you to purchase and us to sell, but only if the Final Price Level is less than the Exercise Price (as defined below) and (a) a Protection Threshold Level is not applicable to your notes; or (b) the Market Price Level was less than the applicable Protection Threshold Level at any time during the Exposure Period, a number of shares of Index Stock equal to the Exchange Ratio (subject to adjustment) at maturity for an amount equal to the Exercise Price, which Put Option, at our option, may be settled in cash.

Based on our determination of the relative fair market values of the Components at the time of issuance of the notes, we will allocate the Issue Price of the notes between the Deposit and the Put Option; such allocation will be set forth in the applicable pricing supplement. The following discussion assumes that we will allocate 100% of the Issue Price of the notes to the Deposit and none to the Put Option. Our allocation of the Issue Price among the Components will be binding on you, unless you timely and explicitly disclose to the IRS that your allocation is different from ours.

Under this characterization, the excess of the periodic interest payments on the notes over the portion of the payments attributable to the Deposit Yield will represent payments attributable to your entry into the Put Option (the “Put Premium”).

The treatment of the notes described herein and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the notes. Due to the absence of authorities that directly address instruments that are similar to the notes, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the notes (including alternative characterizations of the notes) and with respect to any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” The scope of the Notice may extend to instruments similar to the notes. According to the Notice, the IRS and Treasury are considering whether a holder of such instruments should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, in late 2007, legislation was introduced in the U.S. Congress which, if enacted, would also impact the taxation of notes that are long-term obligations (as described below). Under the proposed legislation, a U.S. Holder that acquires an instrument such as notes that are long-term obligations after the date of enactment of the legislation would be required to include income in respect of the notes on a current basis determined by reference to the applicable federal rate and irrespective of the amount of periodic interest payments made on the notes. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of instruments such as the notes. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating the notes for U.S. federal income tax purposes in the manner described in this product supplement unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

Unless otherwise stated, the following discussion is based on the treatment and allocation described above.

The notes may be “short-term obligations,” i.e., obligations with a fixed maturity date not more than one year from the date of issue, or may be “long-term obligations,” i.e., obligations which are not short-term obligations.

Notes Which Are Long-Term Obligations

Periodic Payments on the Notes. Although the U.S. federal income tax treatment of the Put Premium is uncertain, we intend to take the position, for purposes of any applicable information reporting requirements or to the extent otherwise required, that the Put Premium should not be included in the income of a United States Holder at the time of receipt. To the extent attributable to the Deposit Yield, periodic interest payments on the notes generally will be taxable to United States Holders as ordinary income at the time received or accrued in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Put Option, and unless otherwise set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Put Option will be zero.

Settlement of the Put Option. Upon settlement of the notes in shares of Index Stock, a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit (the “Exercise Price”). The United States Holder will be deemed to apply the Exercise Price toward the purchase of the Index Stock upon our exercise of the Put Option. The United States Holder’s tax basis in the shares of Index Stock received upon settlement of the Put Option will equal the Exercise Price less the sum of all Put Premium payments received by that holder. The holding period in any shares of Index Stock received by a United States Holder would begin on the day after that holder beneficially receives such shares. If a United States Holder receives cash in lieu of fractional shares, that holder would recognize short-term capital gain or loss, if any, in an amount equal to the difference between the amount of cash received and the holder’s tax basis in the fractional shares (determined in the manner described above).

Upon settlement of the notes in cash (other than interest paid on the notes on the maturity date, including any amounts representing Put Premium, which would be taxed as described above under “—Periodic Payments on the Notes”), a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit. To the extent the payment the United States Holder actually receives on the notes is less than the Issue Price, the United States Holder will be deemed to have made a payment to us under the Put Option. Accordingly, upon maturity of the notes, (a) a United States Holder will not recognize any gain or loss with respect to the Deposit, (b) if the payment on the notes is equal to the Issue Price, the Put Option will lapse, and the United States Holder will recognize short-term capital gain equal to the sum of all Put Premium payments received, and (c) if the payment on the notes is less than the Issue Price, the United States Holder will recognize short-term capital gain or loss to the extent of the difference between the amount treated as paid by the holder to us at maturity and the sum of all Put Premium payments received.

Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Put Option.

United States Holders should note that while any income in respect of interest paid on the Deposit on the maturity date would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Put Option generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Issue Price plus the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Put Option through the delivery by the United States Holder to us of the Exercise Price in exchange for (a) Index Stock or, at our option, cash in lieu of such shares and (b) payment of additional Put Premium equal to the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to Put Premium.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Put Option upon a price event acceleration would be the same as described above under “—Settlement of the Put Option.” However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the notes that is attributable to the Put Premium is uncertain. Such amount could be treated as an adjustment to the Exercise Price, which would reduce a United States Holder’s basis in the Index Stock received (or, if the Put Option is settled for cash, increase the amount of gain or decrease the amount of loss realized with respect to the Put Option), or as cash proceeds subject to current taxation. United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Put Option upon a price event acceleration.

We also will pay cash representing unpaid interest on the Deposit and unpaid Put Premium that accrued up to but excluding the date of acceleration. Any cash received with respect to accrued interest on the notes for the period up to but excluding the date of acceleration will be taxed as described above under “—Periodic Payments on the Notes.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale, exchange, or other disposition of notes other than at maturity, a United States Holder will be required to apportion the value of the amount received between the Deposit and the Put Option on the basis of their values on the date of the redemption or sale. The United States Holder will recognize gain or loss with respect to the Deposit in an amount equal to the difference between (a) the amount apportioned to the Deposit and (b) that United States Holder’s adjusted tax basis in the Deposit, which will generally be equal to the principal amount of the notes. Except to the extent attributable to accrued but unpaid interest with respect to the Deposit, which will be treated as ordinary income, the gain or loss would be short-term or long-term capital gain or loss, depending upon the United States Holder’s holding period for the Deposit. The value of the amount received that is apportioned to the Put Option together with the sum of all payments of Put Premium previously received will be treated as short-term capital gain. If the value of the Deposit on the date of the sale of the notes is greater than the amount received upon the sale, the United States Holder likely would be treated as having received a payment for the Deposit equal to the value thereof and as having made a payment to the purchaser equal to the amount of that excess in order to transfer that holder’s rights and obligations under the Put Option. In that case, the holder would likely recognize short-term capital gain or loss in an amount equal to the difference between the sum of all payments of Put Premium previously received in respect of the Put Option and the amount of the deemed payment made by that holder to transfer the Put Option.

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and tax treatment described above. The IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Debt Regulations”). If the IRS were successful in asserting that the Contingent Payment Debt Regulations applied to the notes, the timing and character of income to a holder of the notes would be significantly affected. Among other things, a United States Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” on the Issue Price. In addition, a United States Holder would recognize income upon maturity of the notes to the extent that the value of Index Stock or cash received, if any, exceeded the adjusted issue price. Furthermore, any gain recognized with respect to the notes on sale, exchange or retirement at maturity generally would be treated as ordinary income.

Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Also, the IRS or a court may determine that amounts denominated as Put Premium should be includible in the United States Holder’s income as interest or other kinds of income. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Notes Which Are Short-Term Obligations

Periodic Payments on the Notes and OID. Although the U.S. federal income tax treatment of the Put Premium is uncertain, we intend to take the position, for purposes of any applicable information reporting requirements or to the extent otherwise required, that the Put Premium should not be included in the income of a United States Holder at the time of receipt.

The Deposit will be subject to the special rules governing short-term obligations for U.S. federal income tax purposes, except with respect to the Put Premium, which will be treated as set forth above. United States Holders who use the accrual method of accounting, and certain other holders including banks and dealers in securities, should be required to accrue original issue discount (“OID”) on the Deposit on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). The accrual will be based on the Deposit Yield, without regard to the Put Premium. United States Holders who are cash method taxpayers will be required to include the interest on a Deposit in income at the time it is paid, unless such holders elect to accrue such income as OID based on the Deposit Yield. If a United States Holder is a cash method taxpayer and does not elect to accrue such income as OID, such holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Deposit, in an amount equal to the deferred interest income, until the deferred interest is included in income.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Put Option, and unless otherwise set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Put Option will be zero. The United States Holder’s tax basis in the Deposit will be subsequently increased by any OID accrued with respect thereto other than interest actually paid on the Deposit.

Settlement of the Put Option. Upon settlement of the notes in shares of Index Stock, a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit (the “Exercise Price”). The United States Holder will be deemed to apply the Exercise Price toward the purchase of the Index Stock upon our exercise of the Put Option. The United States Holder’s tax basis in the shares of Index Stock received upon settlement of the Put Option will equal the Exercise Price less the sum of all Put Premium payments received by that holder. The holding period in any shares of Index Stock received by a United States Holder would begin on the day after that holder beneficially receives those shares. If a United States Holder receives cash in lieu of fractional shares, that holder would recognize short-term capital gain or loss, if any, in an amount equal to the difference between the amount of cash received and the holder’s tax basis in the fractional shares (determined in the manner described above).

Upon settlement of the notes in cash (other than interest paid on the notes on the maturity date, including any amounts representing Put Premium, which would be taxed as described above under “—Periodic Payments on the Notes”), a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit. To the extent the payment the United States Holder actually receives on the notes is less than the Issue Price, the United States Holder will be deemed to have made a payment to us under the Put Option. Accordingly, upon maturity of the notes, (a) a United States Holder will not recognize any gain or loss with respect to the Deposit, (b) if the payment on the notes is equal to the Issue Price, the Put Option will lapse, and the United States Holder will recognize short-term capital gain equal to the sum of all Put Premium payments received, and (c) if the payment on the notes is less than the Issue Price, the United States Holder will recognize short-term capital gain or loss to the extent of the difference between the amount treated as paid by the holder to us at maturity and the sum of all Put Premium payments received.

Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Put Option.

United States Holders should note that while any income in respect of interest paid on the Deposit on the maturity date would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Put Option generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Issue Price plus the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Put Option through the delivery by the United States Holder to us of the Exercise Price in exchange for (a) Index Stock or, at our option, cash in lieu of such shares and (b) payment of additional Put Premium equal to the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to Put Premium.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Put Option upon a price event acceleration would be the same as described above under “—Settlement of the Put Option.” However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the notes that is attributable to the Put Premium is uncertain. Such amount could be treated as an adjustment to the Exercise Price, which would reduce a United States Holder’s basis in the Index Stock received (or, if the Put Option is settled for cash, increase the amount of gain or decrease the amount of loss realized with respect to the Put Option), or as cash proceeds subject to current taxation. United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Put Option upon a price event acceleration.

We also will pay cash representing unpaid interest on the Deposit and unpaid Put Premium that accrued up to but excluding the date of acceleration. Any cash received with respect to accrued interest on the notes for the period up to but excluding the date of acceleration will be taxed as described above under “—Payments on the Notes and OID.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale, exchange, or other disposition of notes other than at maturity, a United States Holder will be required to apportion the value of the amount received between the Deposit and the Put Option on the basis of their values on the date of the redemption or sale. The United States Holder will recognize gain or loss with respect to the Deposit in an amount equal to the difference between (a) the amount apportioned to the Deposit and (b) the United States Holder’s adjusted tax basis in the Deposit, which will generally be equal to the principal amount of the notes (increased by the amount of any OID previously recognized and decreased by the amount of any interest payments received with respect to the Deposit). Except to the extent attributable to accrued but unpaid interest with respect to the Deposit, which will be treated as ordinary income, the gain or loss would be short-term capital gain or loss. The value of the amount received that is apportioned to the Put Option together with the sum of all payments of Put Premium previously received will be treated as short-term capital gain. If the value of the Deposit on the date of the sale of the notes is greater than the amount received upon the sale, the United States Holder likely would be treated as having received a payment for the Deposit equal to the Deposit’s value and as having made a payment to the purchaser equal to the amount of that excess in order to transfer that holder’s rights and obligations under the Put Option. In that case, the holder would likely recognize short-term capital gain or loss in an amount equal to the difference between the sum of all payments of Put Premium previously received in respect of the Put Option and the amount of the deemed payment made by that holder to transfer the Put Option.

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and tax treatment described above. Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Also, the IRS or a court may determine that amounts denominated as Put Premium should be includible in the United States Holder’s income as interest or other kinds of income. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Backup Withholding and Information Reporting

Generally, payments with respect to the notes will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to you and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf.

Payments with respect to notes held by a United States Holder, other than certain exempt recipients such as corporations, and proceeds from the sale of notes through the U.S. office of a broker will be subject to backup withholding unless the United States Holder supplies us with a taxpayer identification number and certifies that its taxpayer identification number is correct or otherwise establishes an exemption. In addition, backup withholding will be imposed on any payment with respect to notes held by a United States Holder that is informed by the U.S. Secretary of the Treasury that it has not reported all dividend and interest income required to be shown on its U.S. federal income tax return or that fails to certify that it has not underreported its interest and dividend income.

Payments of the proceeds from the sale of the notes to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on behalf of a United States Holder will not be subject to information reporting or backup withholding. If, however, the nominee, custodian, agent, or broker is, for U.S. federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any State or political subdivision of any State (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a U.S. trade or business or whose U.S. partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a U.S. branch of a foreign bank or foreign insurance company, the payments will be subject to information reporting, unless (a) the custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

A United States Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided certain required information is furnished to the IRS.

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on your particular circumstances. You should consult your own tax advisor concerning any possible disclosure obligation you may have for your investment in the notes and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of the plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account, or plan subject to Section 4975 of the Code (referred to here as an “ERISA plan”), on the one hand, and persons who have specified relationships of the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other.

Treatment of Our Underlying Assets Under ERISA and the Internal Revenue Code

As discussed above, provisions of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of plans. The Department of Labor has issued regulations concerning the definition of what constitutes the assets of an ERISA Plan (“the plan asset regulations”). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing plan unless certain exceptions apply. The plan asset regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Debt-related instruments incorporating substantial equity features are generally subject to the plan assets regulations to the same extent as equity interests. Although some of the notes that may be offered hereunder will be regarded as indebtedness lacking substantial equity features, certain of the notes (including linked notes and physical delivery notes) may instead be regarded as incorporating substantial equity features (“restricted notes”).

An investing plan’s assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors,” which, in accordance with Section 3(42) of ERISA, is defined to include employee benefit plans that are subject to part 4 of ERISA, any plan subject to Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. For purposes of this determination, equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to such assets, and affiliates of any such persons, are disregarded.

We will take such steps as may be necessary to qualify for one or more of the exceptions available under the plan asset regulations and thereby prevent our assets from being treated as assets of any investing plan. More specifically, we intend to limit the offering of any class of notes that may be restricted notes by benefit plan investors to less than 25% of the value of that class of securities, unless and until we comply with another available exception under the plan asset regulations.

If none of the exceptions under the plan asset regulations were applicable and we were deemed to hold plan assets by reason of a plan’s investment in the restricted notes, that plan’s assets would include an undivided interest in the assets held by us. In such event, those assets, transactions involving those assets and the persons with authority or control over and otherwise providing services with respect to those assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and we cannot assure you that any statutory or administrative exemption from the application of those rules would be available.

Accordingly, we intend to offer the notes so that, following each offering, less than 25% of the value of any restricted notes and any other class of security that is treated as an equity interest in us for purposes of the plan asset regulations, as modified by Section 3(42) of ERISA, is held by (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to part 4 of ERISA; (b) plans described in Section 4975 of the Code; (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities; or (d) entities that otherwise constitute “benefit plan investors” within the meaning of the plan asset regulations determined without regard to the value of any such interests held by persons with authority or control with respect to our assets (other than benefit plan investors).

Treatment of Parties in Interest and Disqualified Persons

If we (or an affiliate) are considered a party in interest or disqualified person for an ERISA plan, then the investment in the notes by that ERISA plan may give rise to a prohibited transaction. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person for that ERISA plan.

A violation of the prohibited transaction rules may result in civil penalties or other liabilities under ERISA and an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. In addition, a prohibited transaction may require “correction” of the transaction. Some types of employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”).

Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring them on behalf of the ERISA plan determines that neither we nor any of our affiliates is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. The United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include:

(1) PTCE 84-14, an exemption for some transactions determined by independent qualified professional asset managers;

(2) PTCE 90-1, an exemption for some types of transactions involving insurance company pooled separate accounts;

(3) PTCE 91-38, an exemption for some types of transactions involving bank collective investment funds;

(4) PTCE 95-60, an exemption for transactions involving some types of insurance company general accounts; and

(5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There also may be other statutory or administrative exemptions, depending on the particular circumstances.

Because we may be considered a party in interest or a disqualified person with respect to many plans, the notes may not be purchased, held, or disposed of by any ERISA plan or any person investing “plan assets” of any ERISA plan, unless the purchase, holding, or disposition is eligible for exemptive relief or that purchase, holding, or disposition is otherwise not prohibited. Therefore, any purchaser, including any fiduciary purchasing on behalf of an ERISA plan, transferee, or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding, that either (a) it is not an ERISA plan and is not purchasing the notes on behalf of or with “plan assets” of any ERISA plan, or with any assets of a non-ERISA arrangement, or (b) its purchase, holding, and disposition are eligible for exemptive relief or the purchase, holding, or disposition are not prohibited by ERISA or Section 4975 of the Code (or, in the case of a non-ERISA arrangement, any similar laws).

The sale of the notes to an ERISA plan or non-ERISA arrangement is not a representation by us to you or any other person associated with the sale that those securities meet any legal requirements for investments by those entities generally or any particular entities.

If you are the fiduciary of a pension plan or non-ERISA arrangement, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan or a non-ERISA arrangement, you should consult your own legal counsel for further guidance.